UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 23, 2009

CALPINE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-12079	77-0212977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Avenue, Suite 1000, Houston, Texas  77002
(Address of principal executive offices and zip codes)

Registrant’s telephone number, including area code:  (713) 830-8775

717 Texas Avenue, Suite 1000, Houston, Texas  77002
50 West San Fernando Street, San Jose, California  95113
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 8.01 — OTHER EVENTS
ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX

ITEM 8.01 — Other Events

On April 23, 2009, Calpine Corporation (the “Company”) and Harbinger Capital Partners Master Fund I, Ltd. (the “Selling Stockholder”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. Incorporated, as underwriter (the “Underwriter”). Pursuant to the Underwriting Agreement, the Selling Stockholder agreed to sell, and the Underwriter agreed to purchase, 20,000,000 shares of the Company’s common stock, par value $0.001 per share. In addition, the Selling Stockholder has granted the underwriter a 30-day option to purchase up to 3,000,000 additional shares of common stock solely to cover over-allotments. The public offering and sale (the “Offering”) contemplated by the Underwriting Agreement will be completed on or about April 29, 2009. The Company will not sell any shares and will not receive any proceeds from the sale of shares in the Offering.

The Offering of the shares by the Selling Stockholder of the Company’s common stock pursuant to the Underwriting Agreement has been registered under the Securities Act of 1933, as amended, by a registration statement on Form S-3 (Registration No. 333-152982). A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated by reference herein.

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS

(d)         Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated April 23, 2009, among Calpine Corporation, the selling stockholder named therein and Morgan Stanley & Co. Incorporated, the underwriter named therein.*
__________

*      Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION

	By:	/s/ Zamir Rauf
Zamir Rauf
Executive Vice President and
Chief Financial Officer

Date: April 23, 2009

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated April 23, 2009, among Calpine Corporation, the selling stockholder named therein and Morgan Stanley & Co. Incorporated, the underwriter named therein.*
__________

*      Filed herewith.

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